UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VECTOR INTERSECT SECURITY ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3200738
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)
65 Challenger Road, Ridgefield Park, New Jersey	07660

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-127644

Securities to be registered pursuant to Section 12(g) of the Act:

Units

(Title of Class)
Common Stock, $0.001 per share

(Title of Class)
Common Stock Purchase Warrants

(Title of Class)

Explanatory Note

This Amendment No. 1 to the Registrant’s Form 8-A, filed with the Securities and Exchange Commission on October 2, 2006, File No. 000-52247 (the “Registrant’s Form 8-A”), amends the definition of the term “Registration Statement” to include all amendments filed subsequent to September 15, 2006 and to change the Exhibit 3.1 reference to the Registrant’s Fourth Amended and Restated Certificate of Incorporation.  No other changes are made to the Registrant’s Form 8-A.

Item 1.

Description of Registrant's Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-127644) filed with the Securities and Exchange Commission on August 18, 2005, and as amended on November 7, 2005, June 9, 2006, August 1, 2006, September 15, 2006, December 13, 2006, February 15, 2007, March 13, 2007, March 27, 2007 and April 3, 2007 (the “Registration Statement”).  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.

Exhibits.

Exhibit No.	Description
3.1*	Fourth Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Common Stock Certificate.
4.2*	Specimen Unit Certificate.
4.3*	Specimen Warrant Certificate (included in Exhibit 4.5).
4.4*	Form of Unit Purchase Option to be granted to the representative.
4.5*	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

*

Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VECTOR INTERSECT SECURITY ACQUISITION CORP.

Date: April 25, 2007	By:	/s/ Amit Avnet
Name: Amit Avnet Title: Executive Vice President and Secretary